Exhibit 23.2



                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



March 12, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      American Fire Retardant Corp. - Form S-8

Gentlemen:

         I have acted as counsel to American Fire Retardant Corp., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 90,000,000 shares of its common stock, $0.001 par value per share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 No.
2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                        Very truly yours,

                                                        /s/  Norman T. Reynolds

                                                             Norman T. Reynolds